JASPER, INDIANA	November 4, 2003	GERMAN AMERICAN BANCORP CORRECTS RECENT PRESS RELEASE DATA

German American Bancorp (NASDAQ: GABC) announced that the Consolidated Statements of Income for the comparative three month and nine month periods ended September 30, 2003 and 2002 that were included with the Company’s press release dated October 30, 2003 reported incorrect information regarding the Company’s diluted earnings per share. The Company’s diluted earnings per share in fact did not differ from the Company’s reported earnings per share for any of the periods presented, but the Consolidated Statements of Income that were attached to the October 30, 2003, press release included a separate line item for diluted earnings per share that reported different amounts for each period presented. Because the two measures in fact did not differ for any of these periods, the corrected Consolidated Statements of Income that are included with this press release merge the presentation of earnings per share with the presentation of diluted earnings per share on the same line for all periods presented. The text of the Company’s press release dated October 30, 2003 is unaffected by this correction, and the Company’s consolidated financial statements that were included with that press release are otherwise unaffected by this correction.

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. The Company operates five affiliated community banks with 26 retail banking offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike, Spencer and a Business Lending Center in Evansville, Indiana. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and The Doty Agency, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

GERMAN AMERICAN BANCORP
(unaudited,dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,
	2003	2002

ASSETS
Cash and Due from Banks	$29,419	$27,447
Short-term Investments	14,131	33,841
Investment Securities	200,233	247,668

Loans Held-for-Sale	1,266	8,822

Loans, Net of Unearned Income	609,715	634,922
Allowance for Loan Losses	(8,334)	(8,213)

Net Loans	601,381	626,709

Premises and Equipment	21,778	21,528

Other Assets	51,298	37,844

TOTAL ASSETS	$919,506	$1,003,859

LIABILITIES
Non-interest-bearing Demand Deposits	$109,982	$99,614
Interest-bearing Demand, Savings, and
Money Market Accounts	252,440	234,497
Time Deposits ‹ $100,000	291,658	319,579
Time Deposits $100,000 or more and
Brokered Deposits	55,426	67,037

Total Deposits	709,506	720,727

Borrowings	114,044	164,120
Other Liabilities	12,615	14,952

TOTAL LIABILITIES	836,165	899,799

SHAREHOLDERS' EQUITY
Common Stock and Surplus	69,603	81,176
Retained Earnings	13,866	20,473
Accumulated Other Comprehensive Income	(128)	2,411

TOTAL SHAREHOLDERS' EQUITY	83,341	104,060

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$919,506	$1,003,859

BOOK VALUE PER SHARE	$7.99	$9.09	(1)

END OF PERIOD SHARES OUTSTANDING	10,433,597	10,901,235	(2)

(1)	Restated for December 2002 stock dividend.
(2)	End of period shares outstanding were not restated for the effect of stock dividends.

GERMAN AMERICAN BANCORP
(unaudited,dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002		2003	2002
INTEREST INCOME
Interest and Fees on Loans	$10,301	$12,066		$31,830	$36,927
Interest on Short-term Investments	66	169		204	607
Interest on Investment Securities	1,837	2,987		6,476	8,578

TOTAL INTEREST INCOME	12,204	15,222		38,510	46,112

INTEREST EXPENSE
Interest on Deposits	3,381	4,654		10,751	14,341
Interest on Borrowings	1,798	2,469		5,614	7,408

TOTAL INTEREST EXPENSE	5,179	7,123		16,365	21,749

Net Interest Income	7,025	8,099		22,145	24,363
Provision for Loan Losses	266	247		495	792

Net Interest Income After Provision for Loan Losses	6,759	7,852		21,650	23,571

NON-INTEREST INCOME
Other Operating Income	3,125	1,837		7,153	5,870
Net Gain on Sales of Loans and Related Assets	1,128	339		2,434	962
Net Gain on Sales of Securities	54	---		77	---

TOTAL NON-INTEREST INCOME	4,307	2,176		9,664	6,832

NON-INTEREST EXPENSE
Salaries and Benefits	4,503	4,307		13,344	13,125
Net Loss on Extinguishment of Borrowings	914	---		914	---
Other Operating Expenses	3,131	2,949		9,128	8,466

TOTAL NON-INTEREST EXPENSE	8,548	7,256		23,386	21,591

Income before Income Taxes	2,518	2,772		7,928	8,812
Income Tax Expense	365	457		1,294	1,599

NET INCOME	$2,153	$2,315		$6,634	$7,213

EARNINGS PER SHARE AND DILUTED EARNINGS PER SHARE	$0.21	$0.20	(1)	$0.62	$0.63	(1)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	10,433,433	11,469,275	(1)	10,731,677	11,498,988	(1)
Diluted	10,477,107	11,505,999	(1)	10,773,895	11,504,744	(1)

(1)	Restated for December 2002 stock dividend.